UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 21, 2016

PARK PLACE ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Ross Ave., Suite 4500E, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	214-220-4340

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Park Place Energy Inc. (“Park Place” or the “Company”) has received the final regulatory approval to purchase three oil and gas exploration and production companies operating in Turkey from Tiway Oil B.V. (“Tiway”). With all required regulatory approvals now in hand, the Company and the seller are now working on the documentation to close the transaction. Closing is anticipated to occur later this year or in January 2017.

As previously announced, in December 2015, Park Place entered into a Share Purchase Agreement with Tiway to acquire the three subsidiaries of Tiway (the “Tiway Companies”). The Tiway Companies are oil and gas exploration and production companies operating in Turkey. They own interests in 3 producing oil and gas fields, one offshore and two onshore, as well as a number of exploration licenses and operate one of the onshore fields. The purchase price is $2.1 million USD. The effective date of the transaction is January 1, 2016. The transaction was subject to the satisfaction of several closing conditions, including the approval of Turkish gas marketing agency, the Energy Market Regulatory Authority of the Republic of Turkey, and the approval of the Turkish agency that regulates petroleum affairs, the General Directorate of Petroleum Affairs of the Ministry of Energy and Natural Resources of the Republic of Turkey, both of which have now been obtained.

The Tiway Companies report that current production is about 300 BOE/D (year-to-date average 402 BOE/D) (barrels of oil equivalent per day). Approximately two-thirds of the production is gas (selling now at about $6.50 per mcf) and one-third of the production is oil (selling at a slight discount to Brent). The Company is planning operations to enhance production levels post-closing.

The Company is continuing its efforts to raise capital for this transaction and for costs of operations on the properties in Turkey after closing.

In Bulgaria, the Company is still awaiting clearance to commence its license activities. In April 2014, the Company entered into a license agreement covering a coal bed methane play in Northeast Bulgaria. Prior to commencing work on the license, the Company secured the approval from the Bulgarian environmental agency of its work plans. This decision was appealed to an administrative court. The most recent administrative court proceedings appear favorable and it is anticipated a decision will be forthcoming in early 2017.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description

99.1*	Park Place Press Release dated November 29, 2016

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY INC.

/s/ Francis M. Munchinski
Francis M. Munchinski
Secretary and Treasurer

Date:    November 29, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Park Place Press Release dated November 29, 2016